UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Lamar Advertising Company
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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LAMAR ADVERTISING COMPANY

5321 Corporate Boulevard

Baton Rouge, Louisiana 70808

(225) 926-1000

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2012

To our Stockholders:

The 2012 Annual Meeting of Stockholders of Lamar Advertising Company, a Delaware corporation (the “Company”), will be held at the offices of Lamar Advertising Company, 5321 Corporate Boulevard, Baton Rouge, Louisiana, at 9:00 a.m. Central Daylight Time on Thursday, May 24, 2012, for the following purposes:

1.	To elect seven directors, each for a one-year term.

2.	To approve an amendment of the Company’s 2009 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by two hundred fifty thousand (250,000) shares.

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.

4.	To transact any other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 31, 2012 will be entitled to vote at the meeting.

It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.

By order of the Board of Directors,

James R. McIlwain

Secretary

Baton Rouge, Louisiana

April 26, 2012

LAMAR ADVERTISING COMPANY

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2012

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lamar Advertising Company for use at the Annual Meeting of Stockholders to be held at the offices of Lamar Advertising Company, 5321 Corporate Boulevard, Baton Rouge, Louisiana, at 9:00 a.m. Central Daylight Time on Thursday, May 24, 2012, and at any adjournments of the Annual Meeting.

We are mailing this proxy statement, along with the accompanying proxy card and our annual report to stockholders for the fiscal year ended December 31, 2011, to our stockholders on or about April 26 2012. Our annual report to stockholders includes a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission (the “SEC”), except for certain exhibits.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 24, 2012

The proxy statement and annual report to security holders are available at www.proxydocs.com/lamr.

Record Date, Voting Rights and Outstanding Shares

The Board of Directors has fixed March 31, 2012 as the record date for determining the holders of our capital stock who are entitled to vote at the Annual Meeting.

We have two classes of common stock and one class of preferred stock issued and outstanding: Class A Common Stock, $.001 par value per share, Class B Common Stock, $.001 par value per share, and Series AA Preferred Stock, $.001 par value per share. We refer to our Class A Common Stock and our Class B Common Stock collectively as our common stock.

With respect to the matters submitted for vote at the Annual Meeting, each share of Class A Common Stock is entitled to one vote, each share of Class B Common Stock is entitled to ten votes, and each share of Series AA Preferred Stock is entitled to one vote.

Our Class A Common Stock, Class B Common Stock and Series AA Preferred Stock will vote as a single class on the matters submitted at the Annual Meeting. On March 31, 2012, there were outstanding and entitled to vote 78,333,962 shares of Class A Common Stock, 14,910,365 shares of Class B Common Stock, and 5,719.49 shares of Series AA Preferred Stock.

The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the votes represented by the Class A Common Stock, the Class B Common Stock, and the Series AA Preferred Stock issued and outstanding on March 31, 2012 will constitute a quorum for the transaction of business. Proxies submitted by brokers that do not indicate a vote for the proposal because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on the proposal are called “broker non-votes.” We will count broker non-votes, votes withheld, and abstentions as being present at the Annual Meeting in determining whether a quorum exists for the transaction of business at the Annual Meeting.

Stockholders who do not attend the Annual Meeting in person may submit proxy cards by mail. Proxy cards in the enclosed form, if received in time for voting and not revoked, will be voted at the Annual Meeting according to the instructions on the proxy cards. If no instructions are indicated, the shares represented by the proxy will be voted:

•	FOR the election of the Director nominees named herein;

•	FOR the approval of an amendment of the Company’s 2009 Employee Stock Purchase Plan;

•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year; and

•	In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting or any adjournments of the Annual Meeting.

We will not count shares that abstain from voting on a particular matter or shares represented by broker non-votes as votes cast on that matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting on matters to be voted on at the Annual Meeting that require the affirmative vote of a certain percentage or a plurality of the votes cast on a matter.

Voting of Proxies

You may vote by mail or in person at the Annual Meeting. To vote by mail, please sign, date, and complete the enclosed proxy card and return it in the enclosed self-addressed envelope. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke the proxy by filing an instrument of revocation or a duly executed proxy bearing a later date with our Secretary at our principal executive offices, 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808. You may also revoke your proxy by attending the Annual Meeting and voting in person. If you do not revoke your proxy, we will vote the proxy at the Annual Meeting in accordance with the instructions indicated on your proxy card.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon request. Requests may be made by phone ((225) 926-1000) or in writing to our principal executive offices at 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808, Attention: Secretary. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

SHARE OWNERSHIP

Common Stock

The following table sets forth certain information known to us as of April 2, 2012 with respect to the shares of our Class A Common Stock and Class B Common Stock that are beneficially owned as of that date by: (i) each of our directors and each of our nominees for director; (ii) each of our executive officers named in the 2011 Summary Compensation Table contained in this proxy statement; (iii) all of our directors and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of our Class A Common Stock or Class B Common Stock. Our Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis. Except as otherwise indicated, we believe each beneficial owner named below has sole voting and sole investment power with respect to all shares beneficially owned by that holder.

Beneficial Owner	Title of Class	No. of Shares Owned		Percent of Class
Directors, Nominees for Director and Executive Officers
Kevin P. Reilly, Jr.	Class A	390,874	(1)(2)	*
	Class B(3)	11,362,250	(4)(5)	76.2%(6)
Sean E. Reilly	Class A	190,467	(1)(2)	*
	Class B(3)	10,557,835	(4)(7)	70.81%(8)
Anna Reilly	Class A	36,934	(9)	*
	Class B(3)	10,490,280	(4)(10)	70.36%(11)
Wendell Reilly	Class A	403,895	(9)(12)	*
	Class B(3)	9,500,000	(4)	63.71%(13)
Keith A. Istre	Class A	172,703	(14)	*
Stephen P. Mumblow	Class A	34,246	(15)	*
John Maxwell Hamilton	Class A	33,965	(15)	*
Thomas V. Reifenheiser	Class A	23,927	(16)	*
John E. Koerner, III	Class A	13,491	(9)	*
All Current Directors and Executive Officers as a Group (9 Persons)	Class A & B	16,210,860	(17)	17.30%(18)

Five Percent Stockholders
The Reilly Family Limited Partnership	Class B(3)	9,000,000		60.36%(19)
SPO Advisory Corp.	Class A	18,906,930	(20)	24.14%
591 Redwood Highway, Suite 3215 Mill Valley, CA 94941
Abrams Capital Management, L.P.	Class A	9,306,141	(21)	12.0%
222 Berkeley Street, 22nd Floor Boston, MA 02166
T. Rowe Price Associates, Inc.	Class A	9,169,812	(22)	11.7%
100 E. Pratt Street Baltimore, MD 21202
Southeastern Asset Management, Inc.	Class A	8,145,500	(23)	10.5%
6410 Poplar Avenue., Suite 900 Memphis, TN 38119

*	Less than 1%.
(1)	Includes 129,334 shares subject to stock options exercisable within 60 days of April 2, 2012.
(2)	Includes 14,300 shares issuable pursuant to the achievement of 2011 performance goals under our 1996 Equity Incentive Plan. These shares were certified as earned by the Compensation Committee on February 20, 2012, but have not yet been issued pending receipt of required regulatory approvals.

(3)	Upon the sale of any shares of Class B Common Stock to a person other than to a Permitted Transferee, such shares will automatically convert into shares of Class A Common Stock. Permitted Transferees include (i) Kevin P. Reilly, Sr.; (ii) a descendant of Kevin P. Reilly, Sr.; (iii) a spouse or surviving spouse (even if remarried) of any individual named or described in (i) or (ii) above; (iv) any estate, trust, guardianship, custodianship, curatorship or other fiduciary arrangement for the primary benefit of any one or more of the individuals named or described in (i), (ii), and (iii) above; and (v) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more of the individuals and entities named or described in (i), (ii), (iii), and (iv) above. Except for voting rights, the Class A Common Stock and Class B Common Stock are substantially identical. The holders of Class A Common Stock and Class B Common Stock vote together as a single class (except as may otherwise be required by Delaware law), with the holders of Class A Common Stock entitled to one vote per share and the holders of Class B Common Stock entitled to ten votes per share on all matters on which the holders of common stock are entitled to vote.
(4)	Includes 9,000,000 shares held by the Reilly Family Limited Partnership (the “RFLP”), of which Kevin P. Reilly, Jr. is the managing general partner. Kevin Reilly’s three siblings, Anna Reilly (a nominee for director), Sean E. Reilly (our Chief Executive Officer) and Wendell Reilly (a nominee for director) are the other general partners of the RFLP. The managing general partner has sole voting power over the shares held by the RFLP but dispositions of the shares require the approval of 50% of the general partnership interests of the RFLP. Anna Reilly, Sean Reilly, and Wendell Reilly disclaim beneficial ownership in the shares held by the RFLP, except to the extent of their pecuniary interest therein.
(5)	Includes (i) 377,474 shares held by the Kevin P. Reilly, Jr. Family Trust and (ii) 575,000 shares pledged pursuant to letter of credit facilities.
(6)	Represents 12.19% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.
(7)	Includes (i) 757,375 shares held by Jennifer and Sean Reilly, LLC and (ii) 575,000 shares pledged pursuant to letter of credit facilities.
(8)	Represents 11.33% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.
(9)	Includes 8,000 shares subject to stock options exercisable within 60 days of April 2, 2012.
(10)	Includes 1,490,280 shares owned jointly by Anna Reilly and her spouse.
(11)	Represents 11.27% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.
(12)	Includes 253,476 shares held by the Wendell Reilly Family Revocable Trust, of which Wendell Reilly is the trustee. All shares except for 517 shares of Class A Common Stock are pledged pursuant to letter of credit facilities.
(13)	Represents 10.21% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.
(14)	Includes 101,252 shares of Class A Common Stock subject to stock options exercisable within 60 days of April 2, 2012.
(15)	Includes 22,800 shares of Class A Common Stock subject to stock options exercisable within 60 days of April 2, 2012.
(16)	Includes 6,400 shares of Class A Common Stock subject to stock options exercisable within 60 days of April 2, 2012.
(17)	See Notes 1, 2, 4, 5, 7, 9, 10, 12 and 14-16.
(18)	Assumes the conversion of all shares of Class B Common Stock into shares of Class A Common Stock.
(19)	Represents 9.67% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.
(20)	Includes 17,902,984 shares of Lamar Class A Common Stock that are owned directly by SPO Partners II, L.P. (“SPO II”), and may be deemed to be indirectly beneficially owned by (i) SPO Advisory Partners L.P. (“SPO Advisory”), the sole general partner of SPO II, (ii) SPO Advisory Corp. (“SPO Corp.”), the sole general partner of SPO Advisory, and (iii) John H. Scully (“JHS”), William E. Oberndorf (“WEO”) and Edward H. McDermott (“EHM”), the three controlling persons of SPO Corp. Additionally, 735,730 shares of Lamar Class A Common Stock are owned directly by San Francisco Partners, L.P. (“SFP”), and may be deemed to be indirectly beneficially owned by (i) SF Advisory Partners, L.P. (“SF Advisory”), the sole general partner of SFP, (ii) SPO Corp., the sole general partner of SF Advisory, and (iii) JHS, WEO, and EHM. JHS, WEO and EHM are the natural persons who exercise sole or shared voting and/or dispositive powers over the Company’s securities held by SPO II, SPO Advisory, SPO Corp, SFP and SF Advisory. The address of each of these individuals is c/o SPO Corp., 591 Redwood Highway, Suite 3215, Mill Valley, CA 94941. Additionally, EHM owns 800 shares of Lamar Class A Common Stock in his Individual Retirement Account, which is self-directed, and EHM directly owns 3,234 shares of Lamar Class A Common Stock, both of which are included in the total. In addition, as reported in a 13D/A group filing made on September 19, 2008 (as updated by subsequent Section 16 filings and information provided by SPO Corp. to the Company), JHS owns 18,700 shares of Lamar Class A Common Stock in his Individual Retirement Account, WEO owns 84,600 shares of Lamar Class A Common Stock in his Individual Retirement Account, the Phoebe Snow Foundation, Inc. (of which JHS is the sole director and executive officer) owns 159,600 shares of Lamar Class A Common Stock, Eli J. Weinberg owns 126 shares of Lamar Class A Common Stock, and Ian R. McGuire owns 1,156 shares of Lamar Class A Common Stock (of which 256 are held in his Individual Retirement Account), all of which are included in the total.

(21)	As reported in the Schedule 13G/A filed with the SEC for the year ended December 31, 2011, Abrams Capital Partners II, L.P. (“ACP II”) has shared voting and dispositive power with respect to 7,159,576 shares, Abrams Capital, LLC (“Abrams Capital”) has shared voting and dispositive power with respect to 8,694,238 shares, and Abrams Capital Management, LLC (“Abrams CM LLC”), Abrams Capital Management, L.P. (“Abrams CM LP”) and David Abrams each have shared voting and dispositive power with respect to 9,306,141 shares. As indicated in the Schedule 13G/A, (i) shares reported for ACP II represent shares beneficially owned by ACP II; (ii) shares reported for Abrams Capital represent shares owned by ACP II and other private investment funds for which Abrams Capital serves as a general partner; (iii) shares reported for Abrams CM LP and Abrams CM LLC represent the above-referenced shares beneficially owned by Abrams Capital and shares beneficially owned by another private investment fund for which Abrams CM LP serves as investment manager; (iv) Abrams CM LLC is the general partner of Abrams CM LP; (v) shares reported for Mr. Abrams represent the above referenced shares reported for Abrams Capital and Abrams CM LLC; and (vi) Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC. Mr. Abrams is the natural person who exercises shared voting and dispositive powers over the Company’s securities held by himself, ACP II, Abrams Capital, Abrams CM LLC, and Abrams CM LP. Each reporting person disclaims beneficial ownership of such securities except to the extent of its or his pecuniary interest therein. The address of each reporting person and Mr. Abrams is c/o Abrams Capital Management, L.P., 222 Berkley Street, 22nd Floor, Boston, Massachusetts.
(22)	These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Price Associates is 100 E. Pratt Street, Baltimore, MD 21202. Based on the Schedule 13G/A filed with the SEC by Price Associates for the year ended December 31, 2011.
(23)	As reported in the Schedule 13G/A filed with the SEC for the year ended December 31, 2011, Southeastern Asset Management, Inc. (“Southeastern Management”) has sole voting power with respect to 1,035,500 shares, and sole dispositive power with respect to 1,120,500 shares. Southeastern Management and Longleaf Partners Small-Cap Fund (“Longleaf Partners”) have shared voting and dispositive power with respect to 7,025,000 shares. O. Mason Hawkins, the Chairman of the Board and Chief Executive Officer of Southeastern Management, is the natural person who exercises sole or shared voting and/or dispositive powers over the Company’s securities held by Southeastern Management and Longleaf Partners. The address of Mr. Hawkins is c/o Southeastern Management, 6410 Poplar Avenue, Suite 900, Memphis, TN 38119.

Preferred Stock

The Company also has outstanding 5,719.49 shares of Series AA Preferred Stock. Holders of Series AA Preferred Stock are entitled to one vote per share. The Series AA Preferred Stock is held as follows: 3,134.8 shares (54.8%) by the RFLP, of which Kevin P. Reilly, Jr. is the managing general partner and Anna Reilly, Sean E. Reilly, and Wendell Reilly are the general partners; 1,500 shares (26.2%) by Charles W. Lamar III; and 1,084.69 shares (19.0%) by Mary Lee Lamar Dixon. The aggregate outstanding Series AA Preferred Stock represents less than 1% of the capital stock of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, our executive officers and anyone owning beneficially more than ten percent of our registered equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file with the SEC reports of their ownership and changes to their ownership of our securities. They must also furnish copies of the reports to us. Based solely on our review of the reports furnished to us and any written representations we received that no other reports were required, we believe that, during the fiscal year ended December 31, 2011, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them, with the exception of Abrams Capital, LLC, which filed a late Form 3 on September 30, 2011 that should have been made by August 29, 2011 reporting beneficial ownership of 10% or more of the Company’s Class A Common Stock.

EXECUTIVE OFFICERS OF THE REGISTRANT

Name	Age	Title
Kevin P. Reilly, Jr.	57	Chairman of the Board and President
Sean E. Reilly	50	Chief Executive Officer
Keith A. Istre	59	Chief Financial Officer and Treasurer

Each officer’s term of office extends until the meeting of the Board of Directors following the next annual meeting of stockholders and until a successor is elected and qualified or until his earlier resignation or removal.

Kevin P. Reilly, Jr. has served as our President since February 1989 and as one of our directors since February 1984. Mr. Reilly also served as our Chief Executive Officer from February 1989 until February 2011. Prior to becoming President and Chief Executive Officer, Mr. Reilly served as the President of our Outdoor Division from 1984 to 1989. Mr. Reilly, our employee since 1978, has also served as General Manager of our Baton Rouge Region and Vice President and General Manager of the Louisiana Region. Mr. Reilly received a B.A. from Harvard University in 1977.

Sean E. Reilly has served as our Chief Executive Officer since February 2011. Prior to becoming Chief Executive Officer, Mr. Reilly had been Chief Operating Officer and President of the Company’s Outdoor Division, a position that he had held since November 2001. He began working with the Company as Vice President of Mergers and Acquisitions in 1987 and served in that capacity until 1994. He also served as a director of the Company from 1989 to 1996 and from 1999 until 2003. Mr. Reilly was the Chief Executive Officer of Wireless One, Inc., a wireless cable television company, from 1994 to 1997 after which he rejoined the Company. Mr. Reilly received a B.A. from Harvard University in 1984 and a J.D. from Harvard Law School in 1989.

Keith A. Istre has been Chief Financial Officer of the Company since February 1989. Mr. Istre joined the Company as Controller in 1978 and became Treasurer in 1985. Prior to joining the Company, Mr. Istre was employed by a public accounting firm in Baton Rouge from 1975 to 1978. Mr. Istre graduated from the University of Southwestern Louisiana in 1974 with a degree in Accounting.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at seven for the coming year. The Board of Directors, upon recommendation from the Nominating and Corporate Governance Committee, has nominated the individuals listed below for election as directors at the Annual Meeting of Stockholders to be held on May 24, 2012, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Each nominee has consented to being named a nominee in this proxy statement and to serve, if elected, as a director. If any nominee is unable to serve, proxies will be voted for such other candidates as may be nominated by the Board of Directors.

Required Vote

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes, and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

The Board of Directors recommends that you vote FOR the election of each of the nominees listed below.

Nominees for Director

The following table contains certain information about the nominees for director as of April 2, 2012, including their business experience, qualifications and other directorships. All of the directors’ present terms expire in 2012.

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since

Kevin P. Reilly, Jr. Age: 57

Kevin P. Reilly, Jr. has served as our President since February 1989 and as one of our directors since February 1984. Mr. Reilly also served as our Chief Executive Officer from February 1989 until February 2011. Prior to becoming President and Chief Executive Officer, Mr. Reilly served as the President of our Outdoor Division from 1984 to 1989. Mr. Reilly, our employee since 1978, has also served as General Manager of our Baton Rouge Region and Vice President and General Manager of the Louisiana Region.

Kevin Reilly, with over 30 years of experience at Lamar and 23 years as our President, has unparalleled knowledge of our business and operating history. As our President Mr. Reilly is directly involved with the management of the company on a daily basis and has front-line exposure to the challenges that we face and opportunities that we are presented. He is also the managing general partner of our controlling stockholder, the Reilly Family Limited Partnership. The RFLP and members of the Reilly family are permitted holders of our Class B Common Stock, which was put in place in connection with our initial public offering in 1996 to provide for continuity of control over the company and entitles its holders to ten votes per share. Board representation by members of the Reilly family, which has ties to the Lamar family dating back to 1958, also serves to preserve the principles that Lamar was founded upon.

1984

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since

Anna Reilly Age: 48

Anna Reilly serves on the Board of Directors of the Bethesda Center for the Homeless, the Asset Development Committee of the Winston Salem Foundation, as well as on the Board of Visitors for Duke University’s Sanford School of Public Policy. From 1995 until 2000, Ms. Reilly owned and operated Lula’s Cafe, a restaurant in South Bend, Indiana, and she served on the Board of Directors of St. Joseph Capital Bank, a public company that is now part of Old Nations Bank, from 2001 to 2006. While in Indiana she also served as a trustee of the Stanley Clark School and as a Director of the Community Foundation of St. Joseph County. Prior to living and raising her family in Indiana, Ms. Reilly worked for the Corporation for National Service and the Ashoka Foundation in Washington, D.C.

Anna Reilly is a general partner of our controlling stockholder, the RFLP, and brings knowledge of our business and operations to the Board. The RFLP and members of the Reilly family are permitted holders of our Class B Common Stock, which was put in place in connection with our initial public offering in 1996 to provide for continuity of control over the company and entitles its holders to ten votes per share. In addition, board representation by members of the Reilly family, which has ties to the Lamar family dating back to 1958, also serves to preserve the principles that Lamar was founded upon. Ms. Reilly’s background and continued commitment to civic service also provide us with a valuable perspective into local issues, which is important to us due to our focus on local advertising.

2001

Wendell Reilly Age: 54

Wendell Reilly has been the Managing Partner of Grapevine Partners LLC since 2000, and in 2009, he joined Peachtree Equity Partners II as a General Partner. Mr. Reilly currently serves as Chairman of Berman Capital Advisors and on the board of Brown and Brown, Inc. and on the investment committee of the Community Foundation for Greater Atlanta. He also serves as a Trustee of Emory University and The Paideia School in Atlanta. He previously served as the Company’s Chief Financial Officer from 1985 to 1989 and director from 1999 to 2001. Mr. Reilly also served as CFO of Haas Publishing Companies from 1989 to 1994, CEO of Grapevine Communications, a group of 7 network-affiliated TV stations, from 1996 to 2000 and CEO of SignPost Networks from 2003 to 2010.

Wendell Reilly, with over 25 years of private equity, entrepreneurial and executive management experience in media and communications, has extensive expertise of our industry from both inside and outside Lamar. He also brings valuable insight into the issues facing our management through his experience as a founder and principal in other media companies. Mr. Reilly is also a general partner of our controlling stockholder, the Reilly Family Limited Partnership. The RFLP and members of the Reilly family are permitted holders of our Class B Common Stock, which was put in place in connection with our initial public offering in 1996 to provide continuity of control over the company and entitles its holders to ten votes per share. In addition, board representation by members of the Reilly family, which has ties to the Lamar family dating back to 1958, also serves to preserve the principles that Lamar was founded upon.

2005

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since

Stephen P. Mumblow Age: 56

Stephen P. Mumblow is the President of Manhan Media, Inc., the owner and operator of WWHO-TV in Columbus, Ohio and an investor in other media concerns. Until January 2002, Mr. Mumblow was the President and a Director of Communications Corporation of America, a television and radio broadcasting company, having joined that company in 1998. Mr. Mumblow was a Managing Director of Chase Securities, Inc., an investment banking firm, from March 1988 to August 1998. Prior to that, he was a Vice President of Michigan Energy Resources Company, an intrastate natural gas utility company and cable television and broadcasting concern, and Citibank, N.A., a commercial bank. Mr. Mumblow served on the Board of the Journal Register Company until May 2008.

Mr. Mumblow brings to the Board experience in advertising and marketing trends based upon his ownership of Manhan Media. He also has extensive banking expertise, including with respect to the financing of a wide range of media enterprises and merger and acquisition activity within the media industry. He has also gained valuable expertise both operating and serving on the boards in the television, radio and newspaper industries that provides insight into the Company’s competitive and strategic landscape. His financial acumen and experience, including qualification as an Audit Committee Financial Expert, provides our Board valuable skills and a strong background in financial reporting and balance sheet management.

1999

John Maxwell Hamilton Age: 65

John Maxwell Hamilton is Executive Vice-Chancellor & Provost of Louisiana State University, a position he assumed in 2010. He served as Dean of the Manship School of Mass Communications of Louisiana State University from 1994 to 2010 and director of the school from 1992 to 1994. In addition to working in the United States and abroad as a journalist, Mr. Hamilton served on the staff of the World Bank, the United States House of Representatives Subcommittee on Economic Policy and Trade, and the United States Agency for International Development.

With over fifteen years of professional service as a leader of one of the largest university communications programs in the country, Mr. Hamilton provides knowledge, leadership and a unique perspective on our industry that is vital to our Board of Directors. The communications department that Mr. Hamilton headed has been a leader in thinking about the future of mass media, which is important to us because of our focus on the future of advertising.

2000

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since

Thomas V. Reifenheiser Age: 76

Thomas V. Reifenheiser was a Managing Director and Group Executive for the Global Media and Telecom Group of Chase Securities Inc., an investment banking firm, from 1995 to 2000. He joined Chase in 1963 and was the Global Media and Telecom Group Executive since 1977. He is a member of the Board of Directors of Cablevision Systems Corporation, and he has served as a director of Mediacom Communications Corporation, F+W Publications Inc. and Citadel Broadcasting Corporation.

Mr. Reifenheiser possesses expertise in the finance and banking sector with a specialization in the media industry. His extensive experience serving on corporate boards makes him an invaluable resource on matters of corporate governance, executive compensation, effective board oversight and strategic planning. Mr. Reifenhesier’s vast experience in the broadcasting and publishing industries provides strategic perspective and insight into our industry. His service on our Board also provides us with additional financial expertise.

2000

John E. Koerner, III Age: 69

John E. Koerner III has been the managing member of Koerner Capital, LLC, a private investment company, or the President of its predecessor, Koerner Capital Corporation since 1995. From 1976 to 1995, Mr. Koerner was President and co-owner of Barq’s, Inc. and its subsidiary, The Delaware Punch Company. Mr. Koerner is a member of a number of civic boards including The Nature Conservancy of Louisiana and the World War II Museum. He served as Chairman of the New Orleans Regional Chamber of Commerce for 1995, was a past Co-Chairman of Metrovision, and was the 2002 - 2003 Chairman of the New Orleans Business Council. He serves on a number of business boards including Legg Mason, Inc., IBERIABANK Corporation, St. Charles Pharmaceuticals, Mumboe, Inc., Geocent, LLC and Selltis, LLC.

Mr. Koerner has extensive experience in corporate finance, the management of capital intensive organizations, and capital markets. Through his service on other boards, Mr. Koerner also has experience with a broad range of corporate governance matters. Mr. Koerner’s background and civic board service also provide us with a valuable link to our community, which is important to us because of our focus on local advertising.

2007

Family Relationships

Kevin P. Reilly, Jr., our Chairman of the Board and President, Sean Reilly, our Chief Executive Officer, and our directors Anna Reilly and Wendell Reilly are siblings. Kevin P. Reilly, Jr., Anna Reilly and Wendell Reilly are also nominees for director at the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES

During the year ended December 31, 2011, our Board of Directors held six meetings. Each of our directors attended at least 75% of the aggregate of the total number of meetings of our Board and the total number of meetings of our Board’s committee meetings for the committee(s) on which that director served. The Board has standing Audit, Compensation and Nominating and Governance Committees. During the year ended December 31, 2011, the Audit Committee held eight meetings, the Compensation Committee held four meetings, and the Nominating and Governance Committee held four meetings. We encourage, but do not require, our board members to attend the Annual Meeting of Stockholders. Last year, all of our directors attended the Annual Meeting of Stockholders.

Leadership Structure. Kevin Reilly, Jr. currently serves as our Chairman of the Board, and Sean E. Reilly serves as our Chief Executive Officer. The Board does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer, as the Board believes it is in our best interests to make this determination based on an assessment of the current condition of our Company and composition of the Board. The Board has determined that having a member of senior management serve as Chairman of the Board is in the best interests of our stockholders at this time. This structure makes the best use of management’s extensive knowledge of the Company and our industry, as well as fostering greater communication between management and the Board.

Director Independence. The Board has determined that Messrs. Hamilton, Koerner, Mumblow and Reifenheiser are “independent directors” as defined in the Nasdaq Stock Market listing standards. In making this determination, the Board considered that Mr. Hamilton serves as Executive Vice-Chancellor & Provost and has served as Dean of the Manship School of Mass Communications of Louisiana State University (the “Manship School”) of which the Reilly Center for Media & Public Affairs (the “Reilly Center”) is a part. The Reilly Center was originally formed based in part from charitable donations of Kevin Reilly, Sr. and Dee Dee Reilly (the parents of Kevin Reilly, Jr., Sean Reilly, Anna Reilly and Wendell Reilly). The Board also considered certain donations by the Reilly Family Foundation, a charitable foundation with which Mr. Kevin Reilly, Sr. is affiliated, to the Manship School. The Board noted the following: that Mr. Hamilton has never and does not currently receive any compensation from the Reilly Family Foundation or the Reilly Center; all decisions regarding donations made by the Reilly Family Foundation are made by an independent board of directors; and neither Kevin Reilly Jr., Sean Reilly, Anna Reilly nor Wendell Reilly contribute to or are affiliated with the Reilly Family Foundation, in making its determination that these relationships do not affect Mr. Hamilton’s independence.

Meetings in Executive Session. Our independent directors have regularly scheduled meetings at which only independent directors are present. During 2011, the independent directors met in executive session on two occasions.

Risk Oversight. As part of its charter, the Board is responsible for monitoring the risks that affect the Company, including operational, legal, regulatory, strategic and reputational risks. As part of routine Board meetings, management presents the Board with updates regarding key facets of the Company’s operations. The Board is responsible for assessing risks based on their working knowledge of the Company and the risks inherent in its business. As discussed below, the Audit Committee is responsible for monitoring the company’s financial risk.

Audit Committee. The Audit Committee currently consists of Stephen P. Mumblow (Chairman), Thomas V. Reifenheiser and John E. Koerner, III. Our Board of Directors has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements as defined by applicable Nasdaq Stock Market listing standards governing the qualifications of Audit Committee members. Stephen P. Mumblow qualifies as an “audit committee financial expert” under the rules of the SEC and satisfies the financial sophistication requirements under applicable Nasdaq Stock Market listing qualifications. The Audit Committee assists our Board of Directors in fulfilling its responsibility for general oversight over the integrity of our financial statements, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function. The Audit Committee is also responsible for the appointment (and when appropriate, replacement) and oversight of our independent registered public accounting firm and our internal auditor. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee has been delegated by the Board the responsibility of monitoring the company’s financial risks. Any material financial risks identified by the Audit Committee are reported to the full Board.

Compensation Committee. The Compensation Committee currently consists of Thomas V. Reifenheiser (Chairman), John Maxwell Hamilton, and Stephen P. Mumblow, each of whom meets the independence requirements as defined by applicable Nasdaq Stock Market listing standards governing the independence of directors. The Committee’s responsibilities include evaluating the performance of the Chief Executive Officer and our other executive officers and reviewing and determining such officers’ cash and equity-based compensation and benefits. The Compensation Committee operates under a written charter adopted by the Board of Directors. For additional information regarding the Compensation Committee’s role in setting compensation, delegation of their authority and our use of compensation consultants, please see the Compensation Discussion and Analysis section of this proxy statement, which begins on page 16.

Nominating and Governance Committee. The Nominating and Governance Committee currently consists of Thomas V. Reifenheiser (Chairman), John Maxwell Hamilton and Stephen P. Mumblow, each of whom meets the independence requirements as defined by applicable Nasdaq Stock Market listing standards governing the independence of directors. The Committee’s responsibilities include identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next Annual Meeting of Stockholders, as well as candidates to fill vacancies on the Board. Additionally, the Committee recommends to the Board the directors to be appointed to Board committees. The Committee also developed and recommended to the Board a set of corporate governance guidelines and oversees the effectiveness of our corporate governance in accordance with those guidelines. The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors.

The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requesting Board members and others to submit recommendations, evaluating biographical information and background materials relating to potential candidates, and interviewing (with Board members) selected candidates.

In considering whether to recommend any candidate for inclusion in the Board’s slate of director nominees, the Nominating and Governance Committee will evaluate the candidate against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including, among others:

•	the extent to which the candidate’s skills, experience, and perspective adds to the range of talent appropriate for the Board and whether such attributes are relevant to our industry;

•	the candidate’s ability to dedicate the time and resources sufficient for the diligent performance of Board duties;

•	whether the candidate meets the independence requirements under applicable Nasdaq Stock Market listing standards; and

•	the extent to which the candidate holds any position that would conflict with responsibilities to the Company.

The Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

The Nominating and Governance Committee and the Board do not have a formal diversity policy. In identifying nominees for director, however, consideration is given to the diversity of professional experience, education and backgrounds among the directors so that a variety of points of view are represented in Board discussions and deliberations concerning our business.

Stockholders may recommend candidates for the Nominating and Governance Committee to consider as potential director nominees by submitting names, biographical information, and background materials to the Nominating and Governance Committee, c/o General Counsel, Lamar Advertising Company, 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808. The Nominating and Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis as further described in the Committee’s charter. See “Board and Committee Meetings—Committee Charters” below. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria used for candidates submitted by Board members. The Committee will also consider whether to nominate any person nominated by a stockholder in accordance with the provisions of the Company’s bylaws relating to stockholder nominations as described in “Deadline for Stockholder Proposals and Director Nominations” below. To date, no stockholder has recommended a candidate for director nominee to the Nominating and Governance Committee or to the Board of Directors.

Committee Charters. You may view copies of the charters of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, as currently in effect, on the corporate governance section of our website, www.lamar.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

The Lamar Texas Limited Partnership, a subsidiary of Lamar Advertising Company, and Reilly Consulting Company, L.L.C., which Kevin P. Reilly, Sr. controls, entered into a consulting agreement in July 1996, as amended in January 2004. This consulting agreement had a term through December 31, 2008 with automatic renewals for successive one-year periods after that date unless either party provides written notice of termination to the other. The agreement provides for an annual consulting fee to Reilly Consulting Company, L.L.C. of $150,000 for any subsequent one-year renewal term. As of December 31, 2011, this agreement was renewed for an additional one-year term at the previously agreed fee of $150,000. The agreement also contains a non-disclosure provision and a non-competition restriction that extends for two years beyond the termination of the agreement.

In June 2011, the Company entered into a service contract with Joule Energy LA, LLC (“Joule”), of which Ross L. Reilly is a member and owns a 26.66% interest. Joule provides services related to the Company’s installation of solar arrays in the State of Louisiana, which services are expected to be completed in 2012. The aggregate amount payable to Joule under the service contract is approximately $1,000,000, approximately $625,000 of which has been paid as of December 31, 2011. Ross L. Reilly is the son of Kevin P. Reilly, Jr., our Chairman of the Board and President.

Kevin P. Reilly, Sr. is the father of Kevin P. Reilly, Jr., Sean Reilly, Anna Reilly, and Wendell Reilly. Kevin P. Reilly, Jr. is our Chairman of the Board and President, Sean Reilly is our Chief Executive Officer, and Anna Reilly and Wendell Reilly are directors. Kevin P. Reilly, Jr., Anna Reilly, and Wendell Reilly are also nominees for director.

Policy on Related Person Transactions

Related persons include any of our directors or executive officers, certain of our shareholders and their immediate family members. A conflict of interest may occur when an individual’s private interest interferes, or appears to interfere, in any way with the interests of the Company. Our Code of Business Conduct and Ethics requires all directors, officers and employees to disclose to management any situations that may be, or appear to be, a conflict of interest. Once management receives notice of a conflict of interest, they will review and investigate the relevant facts and will then generally consult with our General Counsel and the Audit Committee as appropriate.

Under the Audit Committee’s charter, the Audit Committee is responsible for reviewing and pre-approving any related party transactions. Copies of our Code of Business Conduct and Ethics and of our Audit Committee charter are available on our website at www.lamar.com.

In addition to the reporting requirements under the Code of Business Conduct and Ethics, each year our directors and executive officers complete questionnaires identifying any transactions with us in which the executive officers or directors or any immediate family members have an interest. Any such transactions or other related party transactions are reviewed and brought to the attention of the Audit Committee as appropriate.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Thomas V. Reifenheiser (Chairman), John Maxwell Hamilton, and Stephen P. Mumblow. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Our Compensation Committee has responsibility for establishing, implementing and maintaining the compensation program for our executive officers. For the year ended December 31, 2011, our executive officers consisted of our Chairman of the Board and President, Chief Executive Officer and Chief Financial Officer, which are also referred to herein as the “named executive officers.” This Compensation Discussion and Analysis sets forth the objectives and material elements of the compensation paid to our named executive officers for fiscal 2011.

Executive Compensation Philosophy

The primary objective of our executive compensation program is to retain and reward executive officers who contribute to our long-term success. We believe this requires a competitive compensation structure both as compared to similarly situated companies in the media industry and other companies that are our peers in terms of annual revenues. Additionally, we seek to align a significant portion of executive officer compensation to the achievement of specified Company performance goals. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential cash compensation is tied to goal achievement. We also include performance-based equity grants as a significant component of prospective executive compensation so that the value of a portion of executive compensation is tied directly to the performance of our Class A Common Stock. In addition, the Compensation Committee instituted a discretionary bonus program in 2008. This program was adopted as an acknowledgement that compensation might be warranted for reasons outside the scope of the performance metrics used in the Company’s incentive programs.

Use of Compensation Consultants and Peer Group Data

Our Compensation Committee did not consult with any compensation consultants in conjunction with its executive officer compensation determinations for fiscal 2011. The Committee developed the basic framework for its executive compensation program in conjunction with a compensation consultant in 2006 and has continued to use this framework for its executive compensation determinations for fiscal 2011. The Committee did not obtain peer group information, as it did not seek to set executive officer compensation to a specific percentile of the range of total compensation represented by a specified group when making its executive compensation determinations for fiscal 2011.

Material Elements of Executive Officer Compensation

The key elements of compensation for our executive officers are: base salaries, performance-based cash incentive awards, performance-based equity awards and discretionary cash bonus awards. Executives may also participate, on the same terms as all other employees, in a 401(k) retirement savings plan and health and welfare benefits.

Base Salary. We pay a base salary to each of our named executive officers. The objective of base salary is to provide a fixed component of cash compensation to the executive that reflects the level of responsibility associated with the executive’s position and is competitive with the base compensation the executive could earn in a similar position at comparable companies. Base salary for our named executive officers is reviewed annually in light of market compensation, tenure, individual performance, Company performance and other subjective considerations. Typically our Chairman of the Board and President makes recommendations to the Compensation Committee with regard to base salary for the executive officers that he believes are justified in light of these considerations.

In March 2011, the Compensation Committee reviewed current base salaries in conjunction with our Chairman of the Board and President in the context of the Company’s current performance and the overall economic environment. The Committee considered the Company’s performance in 2010 and budget for 2011 as well as the continued uncertainties in the economy. The recent promotion in February 2011 of Sean Reilly to CEO was also considered but, in light of all factors, the Committee determined that no increases to base salaries were warranted and approved all executive officer base salaries at current levels, which have remained unchanged since 2006.

Performance-Based Incentive Compensation. The Company’s incentive compensation program consists of two types of awards that are granted under the Company’s 1996 Equity Incentive Plan (the “Incentive Plan”): (i) a performance-based incentive cash bonus and (ii) a performance-based incentive equity award. This compensation program was designed by the Committee to link a significant portion of overall executive officer compensation to the achievement of enumerated performance targets while maximizing the Company’s ability to deduct named executive officer compensation for tax purposes under Section 162(m) of the Internal Revenue Code. By including a fixed share equity award as a significant portion of executive compensation, the aggregate value of each executive officer’s compensation is dependent on the performance of the Company’s Class A Common Stock.

Incentive Cash Bonus. The Committee sets target amounts for incentive cash bonuses for each of the named executive officers with corresponding performance goals. The Committee reviews those target amounts annually based the executive’s roles and responsibilities, the Company’s performance, and the current economic environment. In line with its determination with respect to base salaries, the target cash amounts have remained constant year over year since 2006. The Committee then approved the performance goals for 2011 pursuant to which any payout of incentive cash bonus awards would be based. The Committee also continued its practice of providing the possibility of higher payouts that provide incentives for superior performance above the 100% targeted levels of achievement, which can result in an incentive cash bonus in an amount that is up to 200% of the target amount. To better align the Company’s performance and the level of award achievement, the Committee also increased the threshold for minimum achievement of an incentive cash bonus to 65% of the target amount from 50% in the prior year.

When setting the performance goals for the executive officers’ incentive cash bonuses for fiscal 2011, the Committee met with management to review current operating budgets and financial projections along with any current initiatives that could impact the Company’s anticipated 2011 results. The Committee determined that the Company’s pro forma net revenue growth and pro forma earnings before interest, taxes, depreciation and amortization and adjusted for gain or loss on disposition of assets and investments (referred to in this proxy statement as “EBITDA”) growth are the appropriate measures on which to base incentive compensation as these measures are the primary measures used by both management and the investor community to evaluate the Company’s performance.

The Committee’s goal when determining the specific performance thresholds is to set target (100%) goal achievement at a challenging but achievable level based on the 2011 operating budget in order to provide appropriate incentives for management in the context of the current fiscal year’s projected results and current business plan. For 2011 the Committee also adjusted the increments that had been used in the 2010 performance grid to increase the minimum level of achievement required to be eligible for both cash incentive and equity incentive awards. The Committee also noted that the 2011 performance goals were based on a 2011 budget that was aggressive given the continued uncertainty in general economic conditions. The 2011 performance goals for incentive cash bonuses were based on achievement of pro forma revenue growth and pro forma EBITDA growth for fiscal 2011 over fiscal 2010 with 50% of the total bonus amount tied to each metric. Tables setting forth the actual performance thresholds for fiscal 2011 are set forth below on pages 20 and 21.

In February 2012, the Committee reviewed the Company’s 2011 performance. Despite pro forma revenue and EBITDA growth below targeted performance levels, the Company continued to manage its balance sheet by making over $200 million in net payments on debt outstanding under its senior credit facility and repurchasing and retiring approximately $47 million in aggregate principal amount of its 6 5/8% Senior subordinated notes due 2015. The Company’s successful growth of its digital platform was also noted, with over 1400 units in operation at year end.

Following this review, the Committee certified that (i) the Company’s pro forma net revenue growth did not meet the minimum threshold required for a cash incentive bonus for fiscal 2011 based on revenue, and (ii) the Company’s pro forma EBITDA growth resulted in attainment of 65% of each executive officer’s target cash incentive bonus for fiscal 2010 based on EBITDA. The total 2011 cash incentive bonus for each executive is set forth below and is reflected in the Non-Equity Incentive Plan Compensation column of the 2010 Summary Compensation Table on page 25 of this proxy statement.

Incentive Cash Bonus

	2011 Awards
	Portion Based on Pro Forma Net Revenue Growth ($)	Portion Based on Pro Forma EBITDA Growth ($)	Total ($)
Kevin P. Reilly, Jr. Chairman of the Board and President	0	130,000	130,000

Sean E. Reilly Chief Executive Officer	0	81,250	81,250

Keith A. Istre Treasurer and Chief Financial Officer	0	81,250	81,250

Incentive Equity Awards. The Committee also determined the target amount of incentive equity awards for each of the named executive officers at its March 2011 meeting. These target equity award amounts were set at 44,000 shares for both Kevin Reilly, Jr. and Sean Reilly and at 26,000 shares for Keith Istre. The Committee maintained the same fixed share amounts used since 2006. The Committee noted the unpredictability and volatility in the market at that time and determined that the share amounts and potential value to each executive officer appropriately reflected historical share prices and comported with its view of the equity incentive as a long-term incentive that should not be adjusted based on near-term volatility.

Under the terms of the Company’s incentive equity award program, no shares of stock are issued unless and until the relevant performance goals have been met and certified by the Compensation Committee. Any earned shares are issued as soon as practicable following such certification and are fully vested at the time of issuance. The shares earned by Kevin Reilly and Sean Reilly for 2011 have not yet been issued to them pending receipt of required regulatory approvals. The Committee feels that the use of stock awards as a part of its compensation program aligns executive compensation to the creation of shareholder value but not to such an extent that it would create incentives for executives to focus solely on short term stock appreciation to the exclusion of long term strategy.

The pro forma revenue growth and pro forma EBITDA growth metrics for fiscal 2011 over fiscal 2010 used in the context of the incentive cash awards were used to determine the achievement of incentive equity awards, except that the amounts were calculated after giving effect to the payment of executive officer cash incentive bonus awards. In addition, unlike incentive cash awards, there is no opportunity to achieve greater than 100% of the target equity awards. On that basis, (i) the Company’s pro forma net revenue growth did not meet the minimum threshold required for an equity incentive award for 2011 based on revenue and (ii) the Company’s pro forma EBITDA growth resulted in attainment of

65% of each executive officer’s target incentive equity award for 2011 based on EBITDA. The total 2011 incentive equity awards earned by each executive is set forth below and reflected in the Stock Awards column of the 2011 Summary Compensation Table on page 25 of this proxy statement (see footnote 1 to the 2011 Summary Compensation Table, which describes the assumptions underlying the calculation of the aggregate grant date fair value of these awards).

Incentive Equity Awards

	2011 Awards
	Portion Based on Pro Forma Net Revenue Growth (#)	Portion Based on Pro Forma EBITDA Growth (#)	Total Shares Class A Common Stock (#)
Kevin P. Reilly, Jr.	0	14,300	14,300

Sean E. Reilly	0	14,300	14,300

Keith A. Istre	0	8,450	8,450

The tables that follow set forth the level of pro forma net revenue and pro forma EBITDA growth required for fiscal 2011 over fiscal 2010 to achieve the stated percentage of target incentive awards for our named executive officers, as set by the Committee in March 2011. These goals relate to achievement of both incentive cash and incentive equity awards, except that equity awards cannot exceed their target amount irrespective of goal achievement in excess of the 100% level.

2011 POTENTIAL INCENTIVE AWARDS

Pro Forma Net Revenue Growth(1) – 50%

Incentive Cash Bonus		Incentive Equity Award
Pro Forma Net Revenue Growth	Percentage of Target Bonus Earned	Pro Forma Net Revenue Growth	Percentage of Target Bonus Earned
Less than 3.5%	0%	Less than 3.5%	0%
At least 3.5% but less than 3.9%	65%	At least 3.5% but less than 3.9%	65%
At least 3.9% but less than 4.2%	70%	At least 3.9% but less than 4.2%	70%
At least 4.2% but less than 4.6%	75%	At least 4.2% but less than 4.6%	75%
At least 4.6% but less than 4.9%	80%	At least 4.6% but less than 4.9%	80%
At least 4.9% but less than 5.3%	85%	At least 4.9% but less than 5.3%	85%
At least 5.3% but less than 5.6%	90%	At least 5.3% but less than 5.6%	90%
At least 5.6% but less than 6.0%	95%	At least 5.6% but less than 6.0%	95%
At least 6.0% but less than 7.0%	100%	At least 6.0% or greater	100%
At least 7.0% but less than 8.0%	125%
At least 8.0% but less than 9.0%	150%
At least 9.0% but less than 10.0%	175%
At least 10.0% or greater	200%

(1)	Pro forma net revenue growth is based on the Company’s net revenue growth in 2011 over 2010 based on actual 2011 net revenue versus 2010 net revenue, as adjusted to reflect acquisitions and divestitures for the same time frame as actually owned in 2011.

2011 POTENTIAL INCENTIVE AWARDS

Pro Forma EBITDA Growth(1) – 50%

Incentive Cash Bonus		Incentive Equity Award
Pro Forma EBITDA Growth	Percentage of Target Bonus Earned	Pro Forma EBITDA Growth	Percentage of Target Bonus Earned
Less than 4.5%	0%	Less than 4.5%	0%
At least 4.5% but less than 5.0%	65%*	At least 4.5% but less than 5.0%	65%*
At least 5.0% but less than 5.5%	70%	At least 5.0% but less than 5.5%	70%
At least 5.5% but less than 6.0%	75%	At least 5.5% but less than 6.0%	75%
At least 6.0% but less than 6.5%	80%	At least 6.0% but less than 6.5%	80%
At least 6.5% but less than 7.0%	85%	At least 6.5% but less than 7.0%	85%
At least 7.0% but less than 7.5%	90%	At least 7.0% but less than 7.5%	90%
At least 7.5% but less than 8.0%	95%	At least 7.5% but less than 8.0%	95%
At least 8.0% but less than 9.0%	100%	At least 8.0% or greater	100%
At least 9.0% but less than 10.0%	125%
At least 10.0% but less than 11.0%	150%
At least 11.0% but less than 12.0%	175%
At least 12.0% or greater	200%

*	Denotes goal achieved for 2011 as certified by the Compensation Committee.
(1)	Pro forma EBITDA growth is calculated in the same manner as pro forma net revenue growth with adjustments being made in the 2010 period to reflect acquisitions and divestitures for the same time frame as actually owned in 2011 and is also adjusted, solely with respect to calculation of incentive cash bonuses, to eliminate the expense in the period related to executive bonuses.

Discretionary Bonus Awards. In 2010, the Committee continued the discretionary bonus program initiated in 2008. This program was adopted to provide for awards of discretionary cash compensation to reward, if applicable, individual performance or successful initiatives during the course of the fiscal year that may not otherwise be captured by the Company’s incentive award program. Payment under the discretionary bonus program is not contingent upon the failure to attain the performance goals under the incentive award program. Pursuant to this program, the Committee may grant a cash bonus to any executive officer in an amount up to 50% of such executive officer’s 2011 base salary, in its sole discretion. Any such award is based upon the Committee’s evaluation of each executive officer’s respective 2010 performance.

In February 2012, the Committee reviewed the Company’s performance against budget and the actions taken by management to grow its digital platform and continue to strengthen its balance sheet in fiscal 2011. After consideration of these factors and review with management of the cash bonus awards being made to non-executive officers of the Company, the Committee decided to award discretionary bonuses to the executive officers as follows.

Discretionary Bonus Awards

Cash Amount ($)
Kevin P. Reilly, Jr.	130,000
Sean E. Reilly	81,250
Keith A. Istre	81,250

Consideration of the 2011 Stockholder Advisory Vote on Executive Compensation

At the Company’s 2011 annual meeting of stockholders, over 98% of shares present at the meeting for purposes of the proposal were voted to approve, on an advisory basis, the compensation of our named executive officers, thus ratifying our compensation philosophy and approach. No specific component of our 2011 executive compensation program was altered based upon this high passage rate. However, the Committee will continue to monitor stockholder feedback as it reviews and establishes future executive compensation plans and determines awards for our named executive officers. Our Board of Directors has determined that an advisory vote will be conducted on a triennial basis.

Other Compensation Components

Perquisites. We provide certain perquisites to our executive officers, including use of the Company’s aircraft and a Company car. Our executive officers are entitled to use our Company aircraft. Our executive officers also have access to Company aircraft for personal travel. These perquisites provide flexibility to the executives and increase travel efficiencies, allowing more productive use of executive time. More detail on these perquisites and other perquisites provided to our executive officers may be found below in the 2011 Summary Compensation Table.

Deferred Compensation. The Company has a deferred compensation plan for certain officers. Under this plan, officers who meet certain years of service and other criteria are eligible to receive Company contributions into their accounts in the Lamar Deferred Compensation Plan. Officers do not have the option of deferring any portion of their earned cash compensation through additional voluntary contributions to the plan. Due to economic conditions, the Company did not contribute to any employee deferred compensation accounts for fiscal 2009 or 2008, but reinstated deferred compensation payments to eligible employees beginning in 2010.

The deferred compensation plan is not funded by us, and participants have an unsecured contractual commitment from us to pay the amounts due under the deferred compensation plan. When payments under the plan are due, the funds are distributed from our general assets. The Company does not offer preferential earnings on deferred compensation. Deferred compensation is intended as a long-term savings vehicle for our officers in light of the fact that the Company does not offer any traditional pension or defined benefit plan. The Compensation Committee does not consider deferred compensation accounts when setting executive pay levels, since this represents compensation that has previously been earned and individual accounts are a function of personal investment choices and market-based earnings.

Tax Implications

U.S. federal income tax law (Section 162(m) of the Code) prohibits publicly-traded companies from taking a tax deduction for certain compensation paid in excess of $1,000,000 to the company’s CEO and three other most highly compensated executive officers (other than the Chief Financial Officer). However, the statute exempts qualifying performance-based compensation from the deduction limit provided certain requirements are met. The Company’s policy is to design its incentive compensation programs to qualify for full corporate deductibility to the extent feasible and consistent with the Company’s overall compensation goals and objectives. However, the Committee may exercise its discretion to pay nondeductible compensation if following the requirements of Section 162(m) of the Code would not be in the interests of shareholders.

Stock options granted under an equity compensation plan are performance-based compensation if (a) stockholders approve a maximum aggregate per person limit on the number of shares that may be granted each year, (b) any stock options are granted by a committee consisting solely of outside directors, and (c) the stock options have an exercise price that is not less than the fair value of common stock on the date of grant. In the case of performance-based incentive cash awards, restricted stock, restricted stock units and unrestricted stock issuable upon achievement of performance goals, Section 162(m) requires that the general business criteria of any performance goals that are established by our Compensation Committee be approved and periodically reapproved by stockholders (generally, every five years) in order for such awards to be considered performance-based and deductible by the employer. Generally, the performance goals must be established before the beginning of the relevant performance period. Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by the Compensation Committee. Our shareholder approved 1996 Equity Incentive Plan meets the conditions necessary for deductibility of certain performance-based awards issued under the plan, and our Compensation Committee designed the 2011 incentive compensation program with the intention of satisfying Section 162(m) with respect to stock options, incentive stock awards and incentive cash awards granted to covered employees.

Payments Upon Termination or Change–in–Control

We do not have employment agreements or other agreements with any of our executive officers that entitle them to payments upon termination or in the event of a change-in-control.

Compensation Policies and Practices as they Relate to Risk Management

Our management has reviewed its compensation polices and practices in conjunction with our Compensation Committee to determine if these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Company’s basic compensation structure, as described above, includes base salaries, incentive cash bonuses and, for officers of the Company (including certain non-executive officers), incentive equity compensation that primarily consists of annual performance-based equity awards. In light of this review of the compensation structure and its mix of both fixed and variable compensation, the Company concluded that there are no risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement, for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

By the Compensation Committee, Thomas V. Reifenheiser (Chair) John Maxwell Hamilton Stephen P. Mumblow

2011 Summary Compensation Table

The following table sets forth certain compensation information for our named executive officers. The table reflects each officer’s position as of December 31, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
Kevin P. Reilly, Jr.	2011	700,000	130,000	1,408,000	(5)	—	130,000	148,268	2,516,768
Chairman of the Board	2010	700,000	—	1,554,080	(7)	—	500,000	159,628	2,913,708
and President	2009	700,000	230,000	281,160	(8)	1,158,977	190,000	61,819	2,621,956
Sean E. Reilly	2011	500,000	81,250	1,408,000	(5)	—	81,250	139,043	2,209,543
Chief Executive Officer	2010	500,000	—	1,554,080	(7)	—	312,500	114,877	2,481,457
	2009	500,000	181,250	281,160	(8)	1,158,977	118,750	148,268	2,263,385
Keith A. Istre	2011	450,000	81,250	832,000	(6)	—	81,250	52,500	1,497,000
Treasurer and Chief Financial Officer	2010	450,000	—	918,320	(7)	—	312,500	52,500	1,733,320
	2009	450,000	151,250	166,140	(8)	1,055,651	118,750	4,526	1,946,317

(1)	Reflects the aggregate grant date fair value recognized for financial statement reporting purposes in accordance with ASC Topic 718. With respect to stock awards, the grant date fair value is calculated assuming the probable outcome of achievement, which on the grant date was expected to be 100% of the target equity incentive award amount, rather than the value of the actual award earned on the date when issued to the officer. For the assumptions underlying the valuation of these awards see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 27, 2012.
(2)	Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect the incentive cash awards granted at the beginning of each year, earned based on performance during that fiscal year and paid in the following fiscal year. The 2011 awards are described in further detail under the heading “Performance-Based Incentive Compensation—Incentive Cash Bonus” in the Compensation Discussion and Analysis and are also reflected in the table “Grants of Plan-Based Awards” under the column “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.”
(3)	Includes $ 61,773, $83,878 and $43,569 for Kevin P. Reilly, Jr. and $74,415, $55,517 and $13,051 for Sean Reilly for the personal use of Company aircraft in 2011, 2010 and 2009, respectively, as further described below. The amounts included in the “All Other Compensation” column also include the following perquisites provided to our named executive officers (except as otherwise indicated), which are valued at the Company’s incremental cost, none of which individually exceeded $25,000: (a) personal use of a Company car, (b) Company-paid health insurance premiums and medical reimbursements, and (c) Company-paid premiums for term life insurance for Mr. Kevin P. Reilly, Jr. Executives also have access to a country club at which the Company has a membership, but the executives pay all fees related to such personal use, resulting in no additional incremental cost to the Company.

The Company’s incremental cost for personal use of the corporate aircraft is based on the incremental cost to the Company calculated based on the variable costs, related to the number of flight hours used, including fuel costs, landing/ramp fees, trip-related maintenance, crew travel expenses, supplies and catering, aircraft accrual expenses per hour of flight, any customs and foreign permit or similar fees. Our fixed costs that do not change based on usage, such as pilot salaries and the cost of maintenance not related to trips are excluded. The incremental cost to the Company for personal use of a Company car is calculated as a portion of the annual lease, mileage and fuel attributable to the personal use.

(4)	Also includes employer contributions under the Company’s deferred compensation plan of $57,500 for Mr. Kevin Reilly, Jr. and $50,000 for each of Mr. Sean Reilly and Mr. Keith Istre for 2011.
(5)	The ASC Topic 718 value of the shares actually earned based on achievement of performance goals for fiscal 2011, which awards were certified as earned by the Compensation Committee on February 20, 2011, was $457,600 for both Mr. Kevin Reilly, Jr. and Mr. Sean Reilly. These shares have not yet been issued pending required regulatory approval.
(6)	The ASC Topic 718 value of the shares actually earned and issued to Mr. Istre based on achievement of performance goals for fiscal 2011, which awards were certified as earned by the Compensation Committee on February 20, 2011, was $270,400.
(7)	Award was certified as earned by the Compensation Committee and issued on February 21, 2011.
(8)	The ASC Topic 718 value of shares awarded based on the shares actually earned and issued based on achievement of performance goals for fiscal 2009, which awards were certified as earned by the Compensation Committee and issued on February 22, 2010, was $189,783 for both Mr. Kevin Reilly, Jr. and Mr. Sean Reilly and $112,145 for Mr. Istre.

Grants of Plan-Based Awards in Fiscal Year 2011

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin P. Reilly, Jr.	3/16/2011	260,000	400,000	800,000	28,600	44,000	44,000	1,408,000
Sean E. Reilly	3/16/2011	162,500	250,000	500,000	28,600	44,000	44,000	1,408,000
Keith A. Istre	3/16/2011	162,500	250,000	500,000	16,900	26,000	26,000	832,000

(1)	Represents the possible cash bonus granted under our Incentive Plan that could be earned by achieving defined performance goals. Threshold amount assumes minimum attainment of both EBITDA and revenue levels to receive payment.
(2)	These awards constitute possible shares of our Class A Common Stock issuable upon achievement of defined performance goals under our Incentive Plan. Threshold amount assumes minimum attainment of both EBITDA and revenue levels to receive payment.
(3)	Reflects the aggregate grant date fair value in accordance with ASC Topic 718 assuming the probable outcome of achievement, which on the grant date was expected to be 100% of the target equity incentive award amount, rather than the value of the actual award earned on the date when issued to the officer. For the assumptions underlying the valuation of these awards see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 27, 2011.

Outstanding Equity Awards at Fiscal Year-End 2011

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Kevin P. Reilly, Jr.	49,334(1) 60,000(2)	32,888(1) 40,000(2)	15.67 18.25	7/2/2019 5/28/2019
Sean E. Reilly	49,334(1) 60,000(2)	32,888(1) 40,000(2)	15.67 18.25	7/2/2019 5/28/2019
Keith A. Istre	14,002(1) 65,437(2)	9,331(1) 43,626(2)	15.67 18.25	7/2/2019 5/28/2019

(1)	Granted on July 2, 2009. 20% of the award vested immediately upon grant, and an additional 20% vests on the next four anniversaries of the grant date.
(2)	Granted on May 28, 2009. 20% of the award vested immediately upon grant, and an additional 20% vests on the next four anniversaries of the grant date.

Non-Qualified Deferred Compensation for Fiscal Year 2011

Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings (Loss) in Last FY ($)(2)	Aggregate Balance at Last FYE ($)(3)
Kevin P. Reilly, Jr.	57,500	$32,638	$3,100,193
Sean E. Reilly	50,000	$(15,523)	$539,872
Keith A. Istre	50,000	$10,503	$493,557

(1)	Amounts in this column are included in the “All Other Compensation” column in the 2011 Summary Compensation Table.
(2)	Amounts in this column are not included in the 2011 Summary Compensation Table because they were not preferential or above market.
(3)	This column includes amounts in each named executive officer’s total deferred compensation account as of the last day of fiscal 2011, which includes (i) the following total contributions reported in each of the Company’s previous proxies: Mr. Kevin P. Reilly, Jr. $696,500; Mr. Keith A. Istre $361,500; and Mr. Sean E. Reilly $415,000 and (ii) aggregate earnings on all previously contributed amounts. This column does not include contributions for each officer for the 2011 FY, which were made in January 2012 and reported in the first column.

The Company sponsors a deferred compensation plan for the benefit of certain of its board elected officers who meet specific age, years of service and other criteria. Officers that have attained the age of 30, have a minimum of 10 years of service and satisfy additional eligibility guidelines are eligible for annual Company contributions to the plan, depending on the employee’s length of service. The Company’s contributions to the plan are maintained in a rabbi trust. Upon termination, death or disability, participating employees are eligible to receive an amount equal to the fair market value of the assets in the employee’s deferred compensation account either in a lump sum distribution or in twenty percent installments over a five year period.

Director Compensation in Fiscal Year 2011

The following table sets forth a summary of the compensation we paid to our non-employee directors during 2011. Mr. Kevin P. Reilly, Jr. receives no additional compensation for Board service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
John Maxwell Hamilton(3)	54,000	34,921	18,519	107,440
John E. Koerner, III(4)	54,000	34,921	18,519	107,440
Stephen P. Mumblow(5)	76,500	54,895	18,519	149,914
Thomas V. Reifenheiser(6)	72,000	49,915	18,519	140,434
Anna Reilly(7)	42,000	29,941	18,519	90,460
Wendell Reilly(8)	42,000	29,941	18,519	90,460
Edward H. McDermott(9)	17,500	5,902	18,519	41,921

(1)	Reflects the aggregate grant date fair value recognized for financial statement reporting purposes for fiscal year 2011 in accordance with ASC Topic 718 that relates to the value of the shares awarded upon each director’s election in 2011. For the assumptions underlying the valuation of these awards see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 27, 2012.
(2)	Reflects the amount recognized for financial statement reporting purposes for fiscal year 2011 in accordance with ASC Topic 718. For the assumptions underlying the valuation of these awards see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 27, 2012.
(3)	As of December 31, 2011, Mr. Hamilton held options to purchase 28,000 shares of the Company’s Class A Common Stock.
(4)	As of December 31, 2011, Mr. Koerner held options to purchase 10,000 shares of the Company’s Class A Common Stock.
(5)	As of December 31, 2011, Mr. Mumblow held options to purchase 28,000 shares of the Company’s Class A Common Stock.
(6)	As of December 31, 2011, Mr. Reifenheiser held options to purchase 13,200 shares of the Company’s Class A Common Stock.
(7)	As of December 31, 2011, Ms. Reilly held options to purchase 10,000 shares of the Company’s Class A Common Stock.
(8)	As of December 31, 2011, Mr. Wendell Reilly held options to purchase 10,000 shares of the Company’s Class A Common Stock.
(9)	Mr. McDermott was a member of the Board of Directors through the expiration of his term, which ended on May 25, 2011. As of December 31, 2011, Mr. McDermott did not hold any options to purchase shares of the Company’s Class A Common Stock. Mr. McDermott assigned his rights to any fees earned and paid in cash received by him as a Director to SPO Partners.

For 2011, we paid our non-employee directors an annual fee of $42,000, paid monthly. We also reimburse non-employee directors for travel expenses incurred to attend board and committee meetings and expenses incurred to perform other, related responsibilities.

For 2011, we also paid each member of a committee of the Board of Directors a fee of $1,500 for each meeting attended. The Chairman of the Audit Committee received an additional annual fee of $12,000 and the Chair of the Compensation and the Nominating and Governance Committees (the same director serves as the chair to both committees) received an additional fee of $6,000. These fees are paid on a quarterly basis.

Each non-employee director automatically receives upon his election or re-election at an annual meeting of stockholders a restricted stock award in shares of the Company’s Class A Common Stock with a fair market value as set forth below (rounded down to the nearest whole share), which fair market value is determined based upon the closing price of the Class A Common Stock on the date of such election, 50% of which is fully vested on the grant date and 50% of which vests on the last day of such director’s one-year term (the business day prior to the Company’s next annual meeting of stockholders) with pro-rated grants upon an election other than at an annual meeting of stockholders whether by action of the board or the stockholders to fill a vacancy or otherwise.

Non-Employee Director	Fair Market Value of Restricted Stock Grant
Non-Committee Members	$30,000

Committee Members (not Chair)	$35,000

Chair of Compensation Committee	$50,000

Chair of Audit Committee	$55,000

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011 with respect to shares of our Class A Common Stock that may be issued under our existing compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	2,810,494	(2)	$21.27	(3)	2,594,451	(4)(5)

Equity compensation plans not approved by security holders	n/a		n/a		n/a

Total	2,810,494		$21.27		2,594,451

(1)	Consists of the 1996 Equity Incentive Plan and 2009 Employee Stock Purchase Plan.
(2)	Includes shares issuable upon achievement of outstanding performance-based awards under our 1996 Equity Incentive Plan. Does not include purchase rights accruing under the 2009 Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.
(3)	Does not take into account shares issuable upon achievement of outstanding performance-based awards, which will be issued for no consideration.
(4)	Includes shares available for future issuance under the 2009 Employee Stock Purchase Plan. Under the evergreen formula of this plan, on the first day of each fiscal year beginning with 2010, the aggregate number of shares that may be purchased through the exercise of rights granted under the plan is increased by the lesser of (a) 500,000 shares, (b) one-tenth of one percent of the total number of shares of Class A Common Stock outstanding on the last day of the preceding fiscal year, and (c) a lesser amount determined by the board of directors. As of December 31, 2011, 77,928 shares have been added to the 2009 Employee Stock Purchase Plan pursuant to the evergreen formula.
(5)	In addition to stock option awards, the 1996 Equity Incentive Plan, as currently in effect, provides for the issuance of restricted stock, unrestricted stock and stock appreciation rights.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2011.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the Company’s accounting and financial reporting, internal controls, and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the committee. The Audit Committee is comprised entirely of independent directors as defined by applicable Nasdaq Stock Market listing standards.

Management is responsible for our internal controls and the financial reporting process. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards established by the Public Company Accounting and Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor these processes. The Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP, our independent registered public accounting firm.

In the course of its oversight of the Company’s financial reporting process, the Audit Committee of the Board of Directors has:

•	reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2011;

•

discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence;

•	discussed with KPMG LLP its independence; and

•	considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining its independence.

Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

By the Audit Committee,

Stephen P. Mumblow (Chair)

John E. Koerner, III

Thomas V. Reifenheiser

PROPOSAL 2: TO APPROVE AN AMENDMENT OF THE COMPANY’S

2009 EMPLOYEE STOCK PURCHASE PLAN

We are asking stockholders to approve an amendment of the Company’s 2009 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by two hundred fifty thousand (250,000) shares. We believe the Purchase Plan is essential to our ability to attract and retain highly qualified employees in an extremely competitive environment in which employees view equity incentives as an important component of their compensation. The description below summarizes the material provisions of the Purchase Plan and is qualified entirely by reference to the full text of the Purchase Plan, as amended by our Board of Directors and subject to stockholder approval, which has been filed with the SEC and will be made available upon written request to our principal executive offices at 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808, Attention: Secretary.

Summary of the 2009 Employee Stock Purchase Plan

General

Under the Purchase Plan, eligible employees of the Company may purchase shares of Class A Common Stock at a discount from fair market value. The purpose of the Purchase Plan is to provide employees of the Company who wish to become stockholders of the Company an opportunity to purchase Class A Common Stock of the Company. As of April 2, 2012, approximately 200,000 shares currently remain available for issuance under the Purchase Plan. We believe that continuing to provide the benefits available under the Purchase Plan to our employees will help us attract and retain top quality personnel, motivate them to acquire an equity stake in the Company and provide an incentive for them to achieve long-range performance goals to the extent they retain the shares purchased under the Purchase Plan. Our Board of Directors strongly believes that continuing to offer a program in which our employees can purchase shares of our common stock is an important component of our compensation program. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

Administration and Eligibility

Currently, six hundred sixty-six thousand eighty-two (666,082) shares of Class A Common Stock (subject to adjustments for stock-splits and similar capital changes) have been reserved for issuance under the Purchase Plan, consisting of (i) five hundred thousand (500,000) shares originally issuable under the Purchase Plan, (ii) eighty-eight thousand one hundred fifty-four (88,154) shares added from the terminated 2000 Employee Stock Purchase Plan, and (iii) seventy-seven thousand nine hundred twenty-eight (77,928) shares added pursuant to the automatic share increase effective January 1, 2012, of which four hundred fifty-five thousand eight hundred seventy-eight (455,878) shares have been issued under the Purchase Plan to date. If the proposed amendment is approved, the maximum number of shares reserved for issuance under the Purchase Plan will be increased to nine hundred sixteen thousand eighty-two (916,082), resulting in a total of four hundred sixty thousand two hundred and four (460,204) shares available for future issuance. The number of shares issuable under the Purchase Plan is also subject to an annual increase equal to the least of (i) 500,000 shares of Class A Common Stock, (ii) one-tenth of one percent of the total number of shares of Class A Common Stock outstanding on the last day of the preceding fiscal year, and (iii) a lesser amount determined by our Board of Directors.

As of April 2, 2012, approximately two thousand six hundred (2,600) employees are eligible to participate under the Purchase Plan. The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423. Rights to purchase Class A Common Stock under the Purchase Plan are granted at the discretion of the Compensation Committee, which determines the frequency and duration of individual offerings under the Purchase Plan and the dates when stock may be purchased. Offerings may last up to twenty-seven months, or such longer period as may then be consistent with Section 423 of the Code, however the Company currently expects that each offering will last six months. Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment, except termination because of disability or death.

The purchase price per share of Class A Common Stock in an offering is determined by the Compensation Committee from time to time; provided that the purchase price per share shall not be less than 85% of the lesser of its fair market value at the beginning of the offering period or on the applicable exercise date. The purchase price may be paid through payroll deductions, lump sum payments, delivery of shares of Class A Common Stock of the Company, or a combination thereof subject to the discretion of the Compensation Committee, but purchases are currently being allowed only through payroll deductions. The Purchase Plan terminates on July 1, 2019.

In accordance with Section 423 of the Code, no employee may participate in an offering under the Purchase Plan if, immediately after the right to acquire shares of Class A Common Stock in the offering is granted, the employee would own 5% or more of the voting stock of the Company (including stock that may be purchased through subscriptions under the Purchase Plan or any other options), nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the Class A Common Stock at the time the right to purchase the Class A Common Stock is granted) through the Purchase Plan in any calendar year.

Federal Income Tax Consequences

If the stockholders approve the Purchase Plan, participants will not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan. If a participant holds shares purchased under the Purchase Plan for the prescribed statutory holding periods (i.e., until the later of two years from the offering commencement date and one year from the purchase date), then upon sale of the shares, the participant will be treated as having received taxable compensation income of 15% of the fair market value of the stock at the commencement of the offering (or, if less, any amount realized on sale of such shares in excess of the purchase price). No deduction will be allowed to the Company for Federal income tax purposes upon the purchase of shares or, if the participant waits the prescribed period to sell, upon sale. However, if the participant does not wait the prescribed period to sell, he or she will be treated as having received taxable compensation income upon sale equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and the Company will be allowed to deduct that amount. In either case, any difference over or under the participant’s tax cost (the purchase price plus the amount of taxable compensation income that the participant recognizes upon sale of the shares) will be treated as capital gain or loss.

If a participant dies during the prescribed holding period while owning shares purchased under the Purchase Plan, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is taxed to the participant as ordinary income in the year of death, and the Company would not be allowed a deduction for Federal income tax purposes.

New Plan Benefits

Eligible employees may purchase shares of our Class A Common Stock at their discretion, subject to the limitations under Section 423 of the Code described above. Consequently, it is not possible for us to determine the amounts or benefits that our employees will receive under the Purchase Plan at this time.

Required Vote

The affirmative vote of a majority of the total votes properly cast on this proposal will constitute the approval of an amendment of the Purchase Plan to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by two hundred fifty thousand (250,000) shares. Abstentions and broker non-votes will not be treated as votes cast for the purpose of determining the outcome of the vote on this proposal.

The Board of Directors recommends a vote FOR this Proposal.

PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP, an independent registered public accounting firm, has audited our financial statements for each of the years ending December 31, 2011, 2010 and 2009. Our Audit Committee has appointed them to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions. Representatives of KPMG LLP will also have the opportunity to make a statement, if they desire.

Detailed disclosure of the audit and tax fees we paid to KPMG LLP in 2011 and 2010 is set forth below. Based on these disclosures and information in the Audit Committee Report on page 30 of this proxy statement, our Audit Committee is satisfied that our accountants are sufficiently independent of management to perform their duties properly.

Although not legally required to do so, our Board considers it desirable to seek, and recommends, shareholder ratification of our selection of KPMG LLP as our independent registered public accounting firm for fiscal 2012. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

Audit Fees and Services

The fees for services provided by KPMG LLP to the Company in 2011 and 2010 were as follows:

	Fiscal 2011	Fiscal 2010
Audit Fees(1)	$1,114,000	$1,018,000

Audit-Related Fees(2)	18,500	102,500

Tax Fees(3)	157,483	133,675

All Other Fees	—	—

Total	$1,289,983	$1,254,175

(1)	Audit Fees for the years ended December 31, 2011 and 2010 were for professional services rendered for the audits of our consolidated financial statements and review of financial statements included in our quarterly and annual financial statements and subsidiary audits. Audit Fees for the years ended December 31, 2011 and 2010 also include costs associated with KPMG LLP’s audit of our internal control over financial reporting.
(2)	Audit related fees consist of professional services rendered for the audit of our employee benefit plan and the issuance of consents and for assistance with review of documents filed with the SEC.
(3)	Tax Fees as of the years ended December 31, 2011 and 2010, respectively, included tax compliance fees of $56,898 and $40,701 and tax planning fees of $100,585 and $92,974 .

The Audit Committee has adopted policies and procedures that require pre-approval of all audit and permitted non-audit services to be provided by KPMG. All fees in the table above were approved in accordance with the policies and procedures established by the Audit Committee.

Required Vote

The ratification of KPMG LLP as our independent public accounting firm will require a majority of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes, and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

The Board of Directors recommends a vote FOR the ratification of KPMG.

ADDITIONAL INFORMATION

Other Matters

The Board of Directors is unaware of any business to be conducted at the Annual Meeting of Stockholders other than the matters described in the Notice to Stockholders. If other business is properly presented for consideration at the Annual Meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion on that matter.

Communications From Stockholders

The Board will give appropriate attention to written communications submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Audit Committee will, with the assistance of our General Counsel, (i) be primarily responsible for monitoring communications from stockholders and (ii) provide copies or summaries of such communications to the other directors as he considers appropriate. Communications specifically addressed to a particular director will be forwarded to that director.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Chairman of the Audit Committee, c/o General Counsel, Lamar Advertising Company, 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808.

Deadline For Stockholder Proposals and Director Nominations

In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2013 Annual Meeting of Stockholders, we must receive it no later than December 27, 2012 (120 days before the anniversary of the mailing date of this proxy statement) at the following address: 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808, Attention: Secretary.

In addition, our bylaws require a stockholder who wishes to bring business before an annual meeting or propose director nominations at an annual meeting to give advance written notice to the Secretary as described in the bylaws. To be timely for the 2013 Annual Meeting of Stockholders, proposals must be received by no later than the close of business on March 10, 2013 (assuming that our 2013 annual meeting is held not more than 30 days before or after May 24, 2013, the anniversary date of this year’s annual meeting).

Expenses Of Solicitation

We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by our officers and any regular employees in person or by telephone. We expect that the costs incurred in the solicitation of proxies will be nominal.

April 26, 2012

Appendix A

LAMAR ADVERTISING COMPANY

2009 EMPLOYEE STOCK PURCHASE PLAN

(as amended through February 2012)

1.	Purpose.

This 2009 Employee Stock Purchase Plan (the “Plan”) is adopted by Lamar Advertising Company (the “Company”) to provide Eligible Employees who wish to become shareholders of the Company an opportunity to purchase shares of Class A Common Stock, par value $.001 per share, of the Company (“Common Stock”). The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423; provided that, if and to the extent authorized by the Board, the fact that the Plan does not comply in all respects with the requirements of Section 423 shall not affect the operation of the Plan or the rights of Employees hereunder.

2.	Certain Definitions.

As used in this Plan:

(a) “Board” means the Board of Directors of the Company, and “Committee” means the Executive Committee of the Board or such other committee as the Board may appoint from time to time to administer the Plan.

(b) “Coordinator” means the officer of the Company or other person charged with day-to-day supervision of the Plan as appointed from time to time by the Board or the Committee.

(c) “Designated Beneficiary” means a person designated by an Employee in the manner prescribed by the Committee or the Coordinator to receive certain benefits provided in this Plan in the event of the death of the Employee.

(d) “Eligible Employee” with respect to any Offering hereunder means any Employee who, as of the Offering Commencement Date for such Offering:

(i) has been a Full-time Employee of the Company or any of its Subsidiaries for not less than twelve months; and

(ii) would not, immediately after any right to acquire Shares in such Offering is granted, own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary corporation, determined in accordance with Section 423.

(e) “Employee” means an employee (as that term is used in Section 423) of the Company or any of its Subsidiaries.

(f) “Fair Market Value” of a Share shall mean the fair market value of a share of Common Stock, as determined by the Committee.

(g) “Full-time Employee” is an Employee whose customary employment is for more than (i) 20 hours per week and (ii) five months, in the calendar year during which the respective Offering Commencement Date occurs.

(h) “Offering” is an offering of Shares pursuant to Section 5 of the Plan.

(i) “Offering Commencement Date” means the date on which an Offering under the Plan commences, and “Offering Termination Date” means the date on which an Offering under the Plan terminates.

(j) “Purchase Date” means each date on which the rights granted under the Plan may be exercised for the purchase of Shares.

(k) “Section 423” and subdivisions thereof refer to Section 423 of the Code or any successor provision(s).

(l) “Shares” means shares of Common Stock.

(m) “Subsidiary” means a subsidiary corporation, as defined in Section 424 of the Code, of the Company the Employees of which are designated by the Board of Directors or the Committee as eligible to participate in the Plan.

3.	Administration of the Plan.

The Committee shall administer, interpret and apply all provisions of the Plan as it deems necessary or appropriate, subject, however, at all times to the final jurisdiction of the Board of Directors. The Board may in any instance perform any of the functions of the Committee hereunder. The Committee may delegate administrative responsibilities to the Coordinator, who shall, for matters involving the Plan, be an ex officio member of the Committee. Determinations made by the Committee and approved by the Board of Directors with respect to any provision of the Plan or matter arising in connection therewith shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives.

4.	Shares Subject to the Plan.

The maximum aggregate number of Shares that may be purchased upon exercise of rights granted under the Plan shall be 750,000 plus (a) all Shares, if any, that remain available for purchase under the 2000 Employee Stock Purchase Plan upon its termination on June 30, 2009 and (b) an annual increase to be added on the first day of each fiscal year of the Company beginning with the 2010 fiscal year equal to the least of (i) 500,000 Shares, (ii) one-tenth of one percent of the total number of Shares outstanding on the last day of the preceding fiscal year, and (iii) a lesser amount determined by the Board. Appropriate adjustments in such amount, the number of Shares covered by outstanding rights granted hereunder, the securities that may be purchased hereunder, the Exercise Price, and the maximum number of Shares or other securities that an employee may purchase (pursuant to Section 8 below) shall be made to give effect to any

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mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan; provided that any fractional Share otherwise issuable hereunder as a result of such an adjustment shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation involving the Company will include appropriate provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or treasury Shares may be purchased under the Plan. The Committee may impose restrictions on transfer on Shares purchased under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

5.	Offerings; Participation.

(a) From time to time, the Company, by action of the Committee, will grant rights to purchase Shares to Eligible Employees pursuant to one or more Offerings, each having an Offering Commencement Date, an Offering Termination Date, and one or more Purchase Dates as designated by the Committee. No Offering may last longer than twenty-seven (27) months or such longer period as may then be consistent with Section 423. The Committee may limit the number of Shares issuable in any Offering, either before or during such Offering.

(b) Participation in each Offering shall be limited to Eligible Employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Committee. No person otherwise eligible to participate in any Offering under the Plan shall be entitled to participate if he or she has elected not to participate. Any such election not to participate may be revoked only with the consent of the Committee.

(c) An Employee who has elected to participate in an Offering may make such changes in the level of payroll deductions as the Committee may permit from time to time, or may withdraw from such Offering, by giving written notice to the Company before any Purchase Date. No Employee who has withdrawn from participating in an Offering may resume participation in the same Offering, but he or she may participate in any subsequent Offering if otherwise eligible.

(d) Upon termination of a participating Employee’s employment for any reason, including retirement but excluding death or disability (as defined in Section 22(e)(3) of the Code) while in the employ of the Company or a Subsidiary, such Employee will be deemed to have withdrawn from participation in all pending Offerings to the extent administratively feasible.

(e) Upon termination of a participating Employee’s employment because of disability or death, the Employee or his or her Designated Beneficiary, if any, as the case may be, shall have the right to elect, with respect to each Offering in which the Employee was then participating, by written notice given to the Coordinator within 30 days after the date of termination of employment (but not later than the next applicable Purchase Date for each Offering), either (i) to withdraw from such Offering or (ii) to exercise the Employee’s right to purchase Shares on the next Purchase Date of such Offering to the extent of the accumulated payroll deductions in the Employee’s account at the date of termination of employment. If no

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such election with respect to any Offering is made within such period, the Employee shall be deemed to have withdrawn from such Offering on the date of termination of employment. The foregoing election is not available to any person, such as a legal representative, as such, other than the Employee or a Designated Beneficiary.

6.	Exercise Price.

The rights granted under the Plan shall be exercised and Shares shall be purchased at a price per Share (the “Exercise Price”) determined by the Committee from time to time; provided that the Exercise Price shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on (a) the respective Offering Commencement Date or (b) the respective Purchase Date, whichever is lower.

7.	Exercise of Rights; Method of Payment.

(a) Participating Employees may pay for Shares purchased upon exercise of rights granted hereunder solely through regular payroll deductions. No interest shall be paid upon payroll deductions (whether or not used to purchase Shares) unless specifically provided for by the Committee. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts.

(b) Subject to any applicable limitation on purchases under the Plan, and unless the Employee has previously withdrawn from the respective Offering, rights granted to a participating Employee under the Plan will be exercised automatically on the Purchase Date of the respective Offering coinciding with the Offering Termination Date, and the Committee may provide that such rights may at the election of the Employee be exercised on one or more other Purchase Dates designated by the Committee within the period of the Offering, for the purchase of the number of Shares that may be purchased at the applicable Exercise Price with the accumulated payroll deductions as of the respective Purchase Date. Fractional Shares will be issued under the Plan, unless the Committee determines otherwise. If fractional Shares are not issued, any amount that would otherwise have been applied to the purchase of a fractional Share shall be retained and applied to the purchase of Shares in the following Offering unless the respective Employee elects otherwise. The Company will deliver to each participating Employee or to an account of the participating Employee designated by the Committee evidence of ownership of the shares of Common Stock purchased within a reasonable time after the Purchase Date in such form as the Committee determines will give the participating Employee full ownership of and rights to transfer the Shares. The Committee may require that the participating Employee hold such Shares in an account of the participating Employee designated by the Committee.

(c) Any amounts withheld from the Employee’s compensation that are not used for the purchase of Shares, whether because of such Employee’s withdrawal from participation in an Offering (voluntarily, upon termination of employment, or otherwise) or for any other reason, except as provided in Section 7(b), shall be repaid to the Employee or his or her Designated Beneficiary or legal representative, as applicable, within a reasonable time thereafter.

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(d) The Company’s obligation to offer, sell and deliver Shares under the Plan at any time is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange or securities market on which the Common Stock is then listed, and (iii) compliance, in the opinion of the Company’s counsel, with all applicable federal and state securities and other laws.

8.	Limitations on Purchase Rights.

(a) Any provision of the Plan or any other employee stock purchase plan of the Company or any subsidiary (collectively, “Other Plans”) to the contrary notwithstanding, no Employee shall be granted the right to purchase Common Stock (or other stock of the Company and any subsidiary) under the Plan and all Other Plans at a rate that exceeds an aggregate of $25,000 (or such other maximum as may be prescribed from time to time by Section 423) in Fair Market Value of such stock (determined at the time the rights are granted) for each calendar year in which any such right is outstanding.

(b) An Employee’s participation in any one or a combination of Offerings under the Plan shall not exceed such additional limits as the Committee may from time to time impose.

9.	Tax Withholding.

Each participating Employee shall pay to the Company or the applicable Subsidiary, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the purchase or disposition of Shares no later than the date of the event creating the tax liability. In the Committee’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of Shares to the Company, including Shares purchased under the Plan, valued at Fair Market Value on the date of delivery. The Company or the applicable Subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Employee or withhold Shares purchased hereunder, which shall be valued at Fair Market Value on the date of withholding.

10.	Participants’ Rights as Shareholders and Employees.

(a)	No participating Employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for such Shares, and the Share certificate is actually issued.

(b)	Neither the adoption, maintenance, nor operation of the Plan nor any grant of rights hereunder shall entitle any Employee to continued employment or other service with the Company or any Subsidiary or restrict the right of any of such entities to terminate such employment or service or otherwise change the terms of such employment or service at any time or for any reason

11.	Rights Not Transferable.

Rights under the Plan are not assignable or transferable by a participating Employee other than by will or the laws of descent and distribution and, during the Employee’s lifetime, are exercisable only by the Employee. The Company may treat any attempted inter vivos assignment as an election to withdraw from all pending Offerings.

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12.	Amendments to or Termination of the Plan.

The Board shall have the right to amend, modify or terminate the Plan at any time without notice, subject to any stockholder approval that the Board determines to be necessary or advisable; provided that the rights of Employees hereunder with respect to any ongoing or completed Offering shall not be adversely affected.

13.	Governing Law.

Subject to overriding federal law, the Plan shall be governed by and interpreted consistently with the laws of Delaware.

14.	Effective Date and Term.

This Plan will become effective on July 1, 2009. No rights shall be granted under the Plan after July 1, 2019.

As approved by the Board of Directors on February 19, 2009

As approved by the Company’s Stockholders at a meeting held on May 28, 2009

As amended by the Board of Directors on February 22, 2012 (subject to Stockholder approval)

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PROXY FOR CLASS A COMMON STOCK

THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS OF

LAMAR ADVERTISING COMPANY

MAY 24, 2012

Each undersigned stockholder of Lamar Advertising Company (the “Company”) hereby appoints Kevin P. Reilly, Jr., Sean E. Reilly and Keith A. Istre, and each of them acting singly, with full power of substitution, as Proxies to vote on behalf of the undersigned all shares of Class A Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 24, 2012, and at all adjournments of the Annual Meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no specifications are made, the Proxies named above will vote the shares in accordance with the recommendations of the Directors, which are set forth on the reverse side of this Proxy Card. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

LAMAR ADVERTISING COMPANY

MAY 24, 2012

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 24, 2012 - The proxy statement and annual report to security holders are available at www.proxydocs.com/lamr.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

THE DIRECTORS RECOMMEND A VOTE “FOR ALL NOMINEES” FOR DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1.	Election of directors:

Nominees to Withhold Vote For:
☐ FOR ALL NOMINEES	☐ John Maxwell Hamilton
☐ John E. Koerner, III
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Stephen P. Mumblow
☐ Thomas V. Reifenheiser
☐ FOR ALL EXCEPT (See instructions below)	☐ Anna Reilly
☐ Kevin P. Reilly, Jr.
☐ Wendell Reilly

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☒

2.	Approval of an amendment of the Company’s 2009 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by 250,000 shares:

☐ FOR

☐ AGAINST

☐ ABSTAIN

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year:

☐ FOR

☐ AGAINST

☐ ABSTAIN

Address Change:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.   ☐

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY FOR CLASS B COMMON STOCK AND PREFERRED STOCK

THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS OF

LAMAR ADVERTISING COMPANY

MAY 24, 2012

Each undersigned stockholder of Lamar Advertising Company (the “Company”) hereby appoints Kevin P. Reilly, Jr., Sean E. Reilly and Keith A. Istre, and each of them acting singly, with full power of substitution, as Proxies to vote on behalf of the undersigned all shares of Class B Common Stock and Series AA preferred stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 24, 2012, and at all adjournments of the Annual Meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no specifications are made, the Proxies named above will vote the shares in accordance with the recommendations of the Directors, which are set forth on the following page of this Proxy Card. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

(Continued and to be signed on following pages)

ANNUAL MEETING OF STOCKHOLDERS OF

LAMAR ADVERTISING COMPANY

MAY 24, 2012

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 24, 2012 - The proxy statement and annual report to security holders are available at www.proxydocs.com/lamr.

Please sign, date and return this proxy card to the Company as soon as possible.

THE DIRECTORS RECOMMEND A VOTE “FOR ALL NOMINEES” FOR DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY. PLEASE MARK YOUR VOTE AS SHOWN HERE:  ☒

1.	Election of directors:

Nominees to Withhold Vote For:
☐ FOR ALL NOMINEES	☐ John Maxwell Hamilton
☐ John E. Koerner, III
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Stephen P. Mumblow
☐ Thomas V. Reifenheiser
☐ FOR ALL EXCEPT (See instructions below)	☐ Anna Reilly
☐ Kevin P. Reilly, Jr.
☐ Wendell Reilly

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here:  ☒

2.	Approval of an amendment of the Company’s 2009 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by 250,000 shares:

☐ FOR

☐ AGAINST

☐ ABSTAIN

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year:

☐ FOR

☐ AGAINST

☐ ABSTAIN

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.